UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                        Date of Report: October 27, 2004



                         The South Financial Group, Inc.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   South Carolina                   0-15083                    57-0824914
-------------------                ----------              ------------------
(State or other juris-             (Commission               (IRS Employer
diction of incorporation)          File Number)          Identification Number)


    102 South Main Street, Greenville, South Carolina            29601
    -------------------------------------------------            -----
      (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:  (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01.   Regulation FD Disclosure.
             ------------------------

         On October 27, 2004, The South Financial Group, Inc. ("TSFG") issued a press release (the "Press Release") announcing its acquisition of Pointe Financial Corporation ("PNTE"). A copy of the Press Release is furnished as
Exhibit 99.1. A copy of a related investor presentation is attached hereto as
Exhibit 99.2

         Below are additional comments around some of the questions asked on this morning's conference call:

1.   What is behind the 2006 PNTE $5.9  million net income  number?
     The company has historically grown at a rate of 22%. If you look at the last two years, they have actually grown at a rate of 32% and 38% respectively. Their management forecast calls for a continuation of that growth with about 12 - 15% loan growth and 11 - 13% deposit growth. They remain asset sensitive with about 70 - 80% of their loans being variable. As a result, their net interest margin is expected continue to rise. It is expected to be up 20 bps in 04, 25 bps in 05, and 8 bps in 06. Additionally, their efficiency ratio is budgeted to drop from 73% to 60% as they continue to grow loans on the existing branch structure.

2.   What is the 2005 dilution impact?
     2005 GAAP dilution is expected to be .3%. 2005 cash dilution is expected to be 0%.

3.   How did we arrive at the 2006 $2.45 GAAP standalone TSFG EPS number?
     This is calculated by taking the 2005 IBES estimate of $2.185 times the IBES long term growth rate for TSFG of 12%.

4.   What is the timing of the cost cut assumptions?
     The cost cuts are modeled to come in 50% throughout 2005 and the remainder in 2006. As you are aware, our experience has been much better than this.

5.   Is there anything behind the 2Q04 NCO rise?
     No, it was related to two credits. In the third quarter they had a net recovery.

6.   What is behind the timing of the close?
     As we have communicated previously, we would like to allow two clean quarters between deals. This is our choice. We could close it earlier.


Item 9.01.   Financial Statements and Exhibits .
             ----------------------------------

Exhibit No.       Description

2.1               Agreement and Plan of Merger between TSFG and PNTE dated
                  October 27, 2004
99.1              Press Release dated October 27, 2004 (furnished not filed)
99.2 Investor Presentation dated October 27, 2004 (furnished not filed)

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

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             THE SOUTH FINANCIAL GROUP, INC.


October 27, 2004             By:    /w/William P. Crawford, Jr.
                                    ---------------------------
                                    William P. Crawford, Jr.
                                    Executive Vice President and General Counsel






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